As filed with the Securities and Exchange Commission on February 13, 2017
                                              Registration No. 333-___________

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                              FRP HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)


                 FLORIDA                           47-2449198
	   (State or other jurisdiction         (I.R.S. Employer
	   of incorporation)                  Identification No.)
	   incorporation)


           200 W. Forsyth Street
                 7th Floor
             Jacksonville, FL                      32202
           (Address of principal                 (Zip Code)
           Executive Offices)


                              FRP Holdings, Inc.
                          2016 Equity Incentive Plan
                           (Full title of the plan)

                              John D. Milton, Jr.
    Executive Vice President, Chief Financial Officer, Secretary & Treasurer
                              200 W. Forsyth St.
                                  7th Floor
                           Jacksonville, FL 32202
                   (Name and address of agent for service)
                                (904) 858-9100
         (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.: (Check one)


Large accelerated filer [ ]                              Accelerated filer [X]
Non-accelerated filer   [ ]                      Smaller reporting company [ ]
(Do not check if a smaller reporting company)

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

                        CALCULATION OF REGISTRATION FEE
-------------------  ------------  ----------------  ------------------  ----------------
Title of securities    Amount      Proposed maximum   Proposed maximum        Amount
      to be             to be       offering price        aggregate             of
   registered         registered     per share (1)     offering price    registration fee
-------------------  ------------  ----------------  ------------------  ----------------
Common Stock,
$0.10 par value
FRP Holdings, Inc.
2016 Equity
Incentive Plan         600,000              $38.725        $23,235,000          $2,692.94


(1) Calculated solely for purposes of this offering under Rule 457(c) and (h) of the Securities Act on the basis of the average of the bid and ask price per share of Registrant's Common Stock as reported by Nasdaq on January 31, 2017.

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                                   PART I

              Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I, Items 1 and 2, have been or will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                   PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

FRP Holdings, Inc., (referred to as "FRP," the "Company," "we," "us," or "our") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

a. FRP's Annual Report on Form 10-K, filed with the Commission on December 12, 2016;

b. FRP's Current Reports on Form 8-K filed with the Commission on December 22, 2016, and February 1, 2017; and

c. The description of the Company Common Stock, par value $0.10 per share, contained in the Company's Current Report on Form 8-K filed on December 3, 2014, which updates the description of the Common Stock contained in the Registration Statement on Form S-4 filed pursuant to Section 12(g) of the Exchange Act.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

The class of securities to be offered is registered under Section 12 of the 1934 Act.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Directors and Officers

       The Company is subject to the provisions in the Florida Business Corporation Act ("FBCA") regarding director and officer indemnification. Our Articles of Incorporation permit us to indemnify our officers and directors to the fullest extent permitted by the FBCA, and further provide that we may purchase and maintain insurance on behalf of directors, officers, employees and agents in their capacities as such, or serving at the request of the Company, against any liabilities asserted against such persons. The Company also intends to enter into director and officer indemnification agreements which will create a contractual obligation to indemnify directors and officers of the Company to the fullest extent permitted by law.

       The Florida Business Corporation Act, as amended, or the "FBCA," permits, under certain circumstances, the indemnification of officers, directors, employees and agents of a corporation with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

       In the case of proceedings by or in the right of the corporation, the FBCA permits for indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of, such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

       To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Item 7. Exemption from registration claimed

Not applicable.

Item 8. Exhibits

Exhibit
  No.                                     Exhibit
-------   ----------------------------------------------------------------------
 4.1      Second Amended and Restated Articles of Incorporation of FRP
          Holdings, Inc. (incorporated by reference to Exhibit 3 to FRP's Quarterly Report on Form 10-Q/A filed on August 5, 2015, File No.:
          001-36769)
 4.2 Amended and Restated Bylaws of FRP Holdings, Inc. (incorporated by reference to Exhibit 3 to FRP's Current Report on Form 8-K filed on February 5, 2016, File No.: 001-36769)
 4.3 Specimen stock certificate of FRP Holdings, Inc. (incorporated by reference to an Exhibit 4.1 to FRP's Form S-8 POS dated December 5, 2014, File No.: 333-131475)
 5.1*     Opinion and Consent of Nelson Mullins Riley & Scarborough LLP
23.1* Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm
23.2*     Consent of Nelson Mullins Riley & Scarborough is contained in
          Exhibit 5.1.
24.1 Powers of Attorney (included in the signature page of this Registration Statement)
99.1*     FRP Holdings, Inc. 2016 Equity Incentive Plan
* Filed herewith

Item 9. Undertakings

A.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

    (2) That for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item
    6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 1st day of February, 2017.

FRP HOLDINGS, INC.

By: /s/ John D. Milton, Jr.          John D. Milton, Jr.
    -----------------------          Executive Vice President,
                                     Chief Financial Officer,
                                     Secretary & Treasurer


                              POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints the Chief Executive Officer and Chief Financial Officer, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 13, 2017.

           Signature                                  Title
-------------------------------      ----------------------------------------

/s/  Thompson S. Baker II
-------------------------------      Chief Executive Officer and Director
     Thompson S. Baker II            (Principal Executive Officer)

/s/  John D. Milton, Jr.             Executive Vice President, Chief
-------------------------------      Financial Officer, Secretary & Treasurer
     John D. Milton, Jr.             (Principal Financial Officer)

/s/  John D. Klopfenstein
-------------------------------      Controller and Chief Accounting Officer
     John D. Klopfenstein            (Principal Accounting Officer)

/s/  John D. Baker II
-------------------------------
     John D. Baker II                Director


-------------------------------
     Charles E. Commander III        Director

/s/  H. W. Shad III
-------------------------------
     H. W. Shad III                  Director

/s/  William H. Walton III
-------------------------------
     William H. Walton III           Director

/s/  Martin E. Stein, Jr.
-------------------------------
     Martin E. Stein, Jr.            Director

                                      EXHIBIT INDEX

Exhibit
  No.                                    Exhibit
-------   ----------------------------------------------------------------------
 4.1      Second Amended and Restated Articles of Incorporation of FRP
          Holdings, Inc. (incorporated by reference to Exhibit 3 to FRP's Quarterly Report on Form 10-Q/A filed on August 5, 2015, File No.:
          001-36769)
 4.2 Amended and Restated Bylaws of FRP Holdings, Inc. (incorporated by reference to Exhibit 3 to FRP's Current Report on Form 8-K filed on February 5, 2016, File No.: 001-36769)
 4.3 Specimen stock certificate of FRP Holdings, Inc. (incorporated by reference to an Exhibit 4.1 to FRP's Form S-8 POS dated December 5, 2014, File No.: 333-131475)
 5.1*     Opinion and Consent of Nelson Mullins Riley & Scarborough LLP
23.1* Consent of Hancock Askew & Co., LLC, Independent Registered Public Accounting Firm
23.2*     Consent of Nelson Mullins Riley & Scarborough is contained in
          Exhibit 5.1.
24.1 Powers of Attorney (included in the signature page of this Registration Statement)
99.1*     FRP Holdings, Inc. 2016 Equity Incentive Plan
* Filed herewith